Exhibit 99.1

Co-Diagnostics Reports Fourth-Quarter and Full-Year 2020 Financial Results

Record quarterly results highlighted by revenue of $27.1 million and pre-tax income of $15.8 million

SALT LAKE CITY, UTAH; March 25, 2021—Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Results:

●	Revenue of $27.1 million, primarily due to sales of the Logix Smart™ COVID-19 Test
●	Gross profit increased to $22.8 million, representing 84.1% of consolidated revenue due to improved product mix as compared to the prior-year period
●	Operating income improved to $16.0 million, due to record revenue and gross profit
●	Income before taxes of $15.8 million
●	Net income of $12.8 million, compared to a net loss of $1.7 million in the prior-year fourth quarter, representing $0.43 per fully diluted share

Full Year 2020 Financial Results:

●	Revenue of $74.6 million, an increase of $74.3 million, primarily due to sales of Logix Smart COVID-19 Tests throughout the world
●	Gross profit increased to $58.0 million, representing 77.7% of consolidated revenue
●	Operating income improved to $41.7 million due to record revenue and gross profit for the year
●	Income before taxes of $42.6 million
●	Net income of $42.5 million, compared to a loss of $5.6 million from the prior year, representing $1.52 per fully diluted share, and reflecting a full utilization of historical net operating losses
●	Cash, cash equivalents, and marketable securities totaled $47.3 million as of December 31, 2020, an increase of $46.4 million from December 31, 2019

“This year marked a critical inflection point in our ability to establish Co-Diagnostics as a leading global molecular diagnostic company, driving innovation through our proprietary technologies across the infectious disease market,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “Our CoPrimer technology platform is well positioned to continue to play a significant role in providing the U.S. and many countries around the world, needed access to coronavirus testing. Demand for our Logix Smart COVID-19 Test drove record sales this year and, although COVID-19 test sales may not be as robust as in 2020, we anticipate demand for our portfolio of products to continue in 2021.

“Looking ahead, we expect our distribution platform, production capacity, product reliability, and ongoing product innovation will position the company for additional growth throughout the world. As the world seeks normalization, we anticipate continued demand for our COVID-19 tests and other diagnostic products as testing becomes a part of the long-term protocol for many organizations,” concluded Egan.

2020 Business Highlights:

●	Received FDA emergency use authorization (EUA) for COVID-19 test in April 2020 and sold over 10 million tests during 2020.
●	First US-based company to receive CE marking for COVID-19 test in the European Economic Area (EEA).
●	Received CE markings for both Co-Diagnostics “ABC” and SARS-CoV-2 2-gene tests for the EEA.
●	Received authorizations for COVID-19 test to be sold and used as an in vitro diagnostic (IVD) in Mexico, India, and Australia, among others.
●	Granted enhanced patent protection from the U.S. Patent and Trademark Office for the novel CoPrimer™ technology used in the Company’s molecular diagnostic tests; technology has been shown effective in identifying the presence of SARS-CoV-2 in human saliva samples without first requiring RNA extraction.
●	Announced its partner Clinical Reference Lab received an FDA EUA for its Rapid Response COVID-19 saliva test, which uses Co-Diagnostics CoPrimer™ technology, and began selling it to consumers for a convenient, non-invasive option for PCR-based COVID-19 testing from their own homes.
●	Company crossed into profitability, demonstrating the quality of its products and technology platform, as well as an ability to execute its high-margin business model under challenging conditions while delivering diagnostic products to customers across the United States and around the world.
●	Most importantly, initiated development of new rapid PCR point-of-care and at-home testing platform, which will utilize its proprietary CoPrimer™ technology, direct saliva and nasal swab extraction-free protocols, for COVID-19 and other infectious disease testing.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About FDA Emergency Use Authorization (EUA):

The Co-Diagnostics Logix Smart COVID-19 Test has been made available under an emergency access mechanism called an Emergency Use Authorization (EUA). The EUA is supported by the Secretary of Health and Human Service’s (HHS’s) declaration that circumstances exist to justify the use of in vitro diagnostics (IVDs) under EUA for the detection and/or diagnosis of COVID-19. An IVD made available under an EUA has not undergone the same type of review as an FDA cleared IVD. However, based on the totality of scientific evidence available, it is reasonable to believe that this IVD may be effective in the detection of COVID-19. The EUAs for these tests are in effect for the duration of the COVID-19 emergency, unless terminated or revoked (after which the tests may no longer be used). An FDA-cleared IVD should be used instead of an IVD under EUA, when applicable and available.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer technology and its cost-saving and scientific advantages, and (x) the impact that known and unknown COVID-19 variants may have on us and our products, our customers and suppliers, including disruptions and inefficiencies in the supply chain. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

CO – DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$42,976,713	$893,138
Marketable investment securities	4,335,446	-
Accounts receivable, net	12,136,833	131,382
Inventory	7,995,189	197,168
Prepaid expenses	369,028	362,566
Deferred tax asset	547,224	-
Total current assets	68,360,433	1,584,254
Property and equipment, net	949,639	196,832
Investment in joint venture	1,927,125	434,240
Total assets	$71,237,197	$2,215,326
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$598,318	$5,959
Accrued expenses	3,487,063	200,788
Accrued expenses (related party)	120,000	120,000
Deferred revenue	305,307	1,323
Total current liabilities	4,510,688	328,070
Accrued expenses-long-term (related party)	30,000	150,000
Total liabilities	4,540,688	478,070
Commitments and contingencies (Note 11)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 and 25,600 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	-	26
Common stock, $0.001 par value; 100,000,000 shares authorized; 28,558,033 and 17,342,922 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	28,558	17,343
Additional paid-in capital	49,157,236	26,687,701
Accumulated earnings (deficit)	17,510,715	(24,967,814)
Total stockholders’ equity	66,696,509	1,737,256
Total liabilities and stockholders’ equity	$71,237,197	$2,215,326

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Years Ended December 31,
	2020	2019
Revenue	$74,552,758	$214,974
Cost of revenue	16,591,346	112,431
Gross profit	57,961,412	102,543
Operating expenses
Sales and marketing	4,665,113	1,061,676
General and administrative	8,278,734	3,497,273
Research and development	3,185,290	1,371,433
Depreciation and amortization	138,635	65,902
Total operating expenses	16,267,772	5,996,284
Income (loss) from operations	41,693,640	(5,893,741)
Other income (expense)
Interest income	97,215	36,652
Interest expense	-	(106,437)
Gain (loss) on disposition of assets	(175)	850
Gain (loss) on equity method investment in joint venture	778,385	(232,881)
Total other income (expense)	875,425	(301,816)
Income (loss) before income taxes	42,569,065	(6,195,557)
Income tax provision	90,536	-
Net income (loss)	$42,478,529	$(6,195,557)
Earnings (loss) per common share:
Basic	$1.59	$(0.37)
Diluted	$1.52	$(0.37)
Weighted average shares outstanding:
Basic	26,720,133	16,756,912
Diluted	28,000,341	16,756,912

Company Contact:	Investor Relations Contact:
Andrew Benson	Tyler Deur
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-446-6180
investors@codiagnostics.com	tdeur@lambert.com